EXHIBIT 5.17

CONSENT OF

RICHARD KIEL

ELDORADO GOLD CORPORATION

REGISTRATION STATEMENT ON FORM F-10

I, Richard Kiel, consent to the following in connection with the Registration Statement on Form F-10 of Eldorado Gold Corporation (“Company”) dated May 18, 2023, (“Registration Statement”):

(i)

the quotation, inclusion or summary of those portions prepared by me, of the technical report entitled “Technical Report for the Skouries Project, Greece” dated January 22, 2022 (“Technical Report”); and

(ii)	the use of and reference to my name;

in each case above, where used or incorporated by reference into the Registration Statement and exhibits thereto.

I hereby also confirm that:

1.	I have read the Registration Statement, and

2.

I have no reason to believe that there are any misrepresentations in the information contained in the Registration Statement that are derived from the parts of the Technical Report for which I am responsible or that are within my knowledge as a result of the services performed in connection with the Technical Report.

/s/ Richard Kiel
Richard Kiel, P.E.

May 18, 2023